Exhibit 99.1

Skullcandy Board Continues to Recommend Incipio Transaction Following Receipt of Acquisition Proposal from Mill Road Capital Management

Park City, Utah, August 15, 2016 – Skullcandy, Inc. (NASDAQ:SKUL), which creates world-class audio experiences through its Skullcandy® and Astro Gaming® brands, announced that, on August 14, 2016, it received an unsolicited acquisition proposal from Mill Road Capital Management LLC (“Mill Road”) to acquire Skullcandy for $6.25 per share in cash (the “August 14 Mill Road Proposal”). The August 14 Mill Road Proposal represented a premium to the price of the current transaction with Incipio, LLC (“Incipio”) pursuant to the previously announced definitive merger agreement (the “Merger Agreement”) of $0.15 per share, or 2.5%. Skullcandy received the August 14 Mill Road Proposal the day following its receipt of an unsolicited proposal from Mill Road to acquire Skullcandy for $6.50 per share in cash (the “August 13 Mill Road Proposal”), but the August 13 Mill Road Proposal was rescinded concurrently with the delivery of the August 14 Mill Road Proposal. Mill Road had not obtained the approval of its proposed debt financing sources in connection with the August 14 Mill Road Proposal, and Mill Road indicated to Skullcandy that it was not currently prepared to execute the proposed merger agreement if the Skullcandy Board of Directors (the “Skullcandy Board”) were to determine to enter into a transaction with Mill Road. Mill Road also informed Skullcandy that it would be unwilling to pay the $6.6 million termination fee that would become payable to Incipio if Skullcandy were to terminate the Merger Agreement to enter into a transaction with Mill Road. The Strategic Transactions Committee (the “Strategic Transactions Committee”) of the Skullcandy Board, upon evaluation of, among other things, the additional potential risks involved with closing the potential transaction contemplated by the August 14 Mill Road Proposal, including Skullcandy’s obligation to pay the termination fee to Incipio, Mill Road’s history of negotiations with Skullcandy and the timing of such a transaction relative to the current transaction with Incipio, and weighing those factors against the proposed increase in purchase price, determined that the August 14 Mill Road Proposal was not reasonably likely to lead to a “Superior Proposal” as defined in the Merger Agreement.

As indicated above, on August 13, 2016, Skullcandy received the August 13 Mill Road Proposal, which offered to acquire Skullcandy at a price of $6.50 per share in cash, but Mill Road rescinded the August 13 Mill Road Proposal concurrently with its delivery of the August 14 Mill Road Proposal. The Strategic Transactions Committee had determined that the August 13 Mill Road Proposal was reasonably likely to lead to a Superior Proposal prior to its rescission.

Based on the Strategic Transactions Committee’s determination that the August 14 Mill Road Proposal was not reasonably likely to lead to a Superior Proposal, pursuant to the terms of the Merger Agreement, Skullcandy is obligated to cease negotiations and discussions with Mill Road.

The Skullcandy Board continues to recommend that Skullcandy stockholders tender their shares pursuant to the transaction with Incipio.

About Skullcandy, Inc.

Skullcandy, Inc. creates world-class audio experiences through its Skullcandy® and Astro Gaming® brands. Founded at the intersection of music, sports, technology and creative culture, the Skullcandy brand creates world-class audio and gaming products for the risk takers, innovators, and pioneers who inspire us all to live life at full volume. From new innovations in the science of sound and human potential, to collaborations with up-and-coming musicians and athletes, Skullcandy lives by its mission to inspire life at full volume through forward-thinking technologies and ideas, and leading edge design and materialization. Astro Gaming creates premium video gaming equipment for professional gamers, leagues, and gaming enthusiasts. Astro Gaming was founded in the pits of competitive gaming and has become synonymous with pinnacle gaming experiences. Skullcandy and Astro Gaming products are sold and distributed through a variety of channels around the world from Skullcandy’s global locations in Park City, San Francisco, Tokyo, Zurich, Mexico City, and Shanghai, as well as through partners in some of the most important culture, sports, and gaming hubs in the world. The Skullcandy brand website can be found at http://www.skullcandy.com. The Astro Gaming website can be found at http://www.astrogaming.com.

Cautions regarding Forward-Looking Statements

The statements included in this press release that are not a description of historical facts are forward-looking statements. Words or phrases such as “believe,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “seek,” “plan,” “expect,” “should,” “would” or similar expressions are intended to identify forward-looking statements and are based on Skullcandy’s current beliefs and expectations. These forward-looking statements include, but are not limited to, statements related to the consummation of the tender offer and the merger as well as any benefits of the acquisition by Incipio of Skullcandy. These forward-looking statements are based on information available to us as of the date of this release and current expectations, forecasts and assumptions and involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks and uncertainties include a variety of factors, some of which are beyond our control. In particular, such risks and uncertainties include, but are not limited to: the risk that one or more closing conditions to the transaction may not be satisfied or waived, on a timely basis or otherwise; the unsuccessful completion of the tender offer; the risk that the transaction does not close when anticipated, or at all, including the risk that the requisite regulatory approvals may not be obtained; matters arising in connection with the parties’ efforts to comply with and satisfy applicable regulatory approvals and closing conditions relating to the transaction; there may be a material adverse change of Skullcandy or its business may suffer as a result of uncertainty surrounding the transaction; the transaction may involve unexpected costs, liabilities or delays; the adverse impact of competitive product announcements; revenues and operating performance; changes in overall economic conditions and markets, including the current credit markets; changes in demand for our products; changes in inventories at customers and distributors; technological and product development risks; availability of raw materials; competitors’ actions; pricing and gross margin pressures; loss of key customers; order cancellations or reduced bookings; control of costs and expenses; significant litigation, including with respect to intellectual property matters; risks associated with acquisitions and dispositions; risks associated with international operations including foreign employment and labor matters associated with unions and collective bargaining agreements; the threat or occurrence of international armed conflict and terrorist activities both in the United States and internationally; changes in generally accepted accounting principles; risks related to new legal requirements; risks and costs associated with increased and new regulation of corporate governance and disclosure standards; and risks involving environmental or other governmental regulation. Information concerning additional factors that could cause results to differ materially from those projected in the forward-looking statements is contained in Skullcandy’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other of Skullcandy’s filings with the Securities and Exchange Commission. These forward-looking statements are as of the date hereof and should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made. For additional information, visit Skullcandy’s corporate website, www.skullcandy.com, or for official filings visit the Securities and Exchange Commission (“SEC”) website, www.sec.gov.

Notice to Investors

This news release and the description contained herein is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any shares of Skullcandy. Incipio and its wholly-owned subsidiary, Powder Merger Sub, Inc. (“Purchaser”), have filed with the SEC a Tender Offer Statement on Schedule TO containing an offer to purchase, a form of letter of transmittal and other documents relating to the tender offer, and Skullcandy has filed with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. Skullcandy, Purchaser and Incipio mailed these documents to the stockholders of Skullcandy. THESE DOCUMENTS, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, CONTAIN IMPORTANT INFORMATION ABOUT THE TENDER OFFER AND SKULLCANDY STOCKHOLDERS ARE URGED TO READ THEM CAREFULLY. Stockholders of Skullcandy may obtain a free copy of these documents and other documents filed by Skullcandy, Incipio or Purchaser with the SEC at the website maintained by the SEC at www.sec.gov. In addition, stockholders of Skullcandy may obtain a free copy of these documents by contacting Innisfree M&A Incorporated, the information agent for the tender offer, toll-free at (888) 750-5834.

Contact for Investors:

ICR

Brendon Frey

203-682-8200

Brendon.Frey@icrinc.com

2